UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

SUPERIOR ENERGY SERVICES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34037	87-4613576
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Louisiana Street, Suite 2900
Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 654-2200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On December 18, 2023, following the approval of the Board of Directors (the “Board”) of the Superior Energy Services, Inc. (the “Company”), and its stockholders, the Company filed the Second Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”). Effective upon the filing of the Restated Certificate with the Secretary of State of the State of Delaware, each outstanding share of the Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), of the Company was reclassified as and became one share of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), of the Company (the “Reclassification”). Prior to the Reclassification, holders of shares of Class B Common Stock were not entitled to vote on the election or removal of the Company’s directors. Following the Reclassification, former holders of Class B Common Stock will hold Class A Common Stock and will have one vote per share in matters subject to a stockholder vote, and will vote together with all other holders of the Class A Common Stock. The Reclassification had no impact on the economic equity interests of holders of the outstanding Class A Common Stock, including with regard to dividends or liquidation rights. Following the Reclassification, the Company will no longer be authorized to issue Class B Common Stock and all references to the Class B Common Stock have been eliminated from the Restated Certificate. In addition to making certain other ministerial or clarifying changes or updates for certain provisions no longer applicable to the Company, among other things, the Restated Certificate: (i) increases the number of authorized shares of Class A Common Stock from 50,000,000 to 52,000,000 in connection with the elimination of the Class B Common Stock, 2,000,000 shares of which were previously authorized; and (ii) provides that officers, in addition to directors, will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by Delaware law, as permitted by a 2022 amendment to the Delaware General Corporation Law.

The foregoing summary of the Restated Certificate does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Restated Certificate, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Bonus Agreements

On December 15, 2023, the Board and the Compensation Committee of the Board approved retention bonus agreements for each of Brian K. Moore, the Company’s President and Chief Executive Officer, James W. Spexarth, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, Michael J. Delahoussaye, President, Workstrings International, Bryan M. Ellis, President, Wild Well Control, International Snubbing Services, and International Production Services, and Deidre D. Toups, President, Stabil Drill, Superior Completion Services, and HB Rentals (the “Retention Bonus Agreements”) pursuant to which each of Messrs. Moore, Spexarth, Delahoussaye and Ellis and Ms. Toups (each, an “Executive”) is eligible to earn a cash retention bonus (a “Retention Bonus”) in the amounts set forth in the table below, payable in four equal semi-annual installments beginning on March 15, 2024, subject generally to the Executive’s continued employment on each payment date.

Executive	Retention Bonus
Brian K. Moore	$6,750,000.00
James W. Spexarth	$1,544,962.50
Michael J. Delahoussaye	$1,312,500.00
Deidre D. Toups	$1,200,000.00
Bryan M. Ellis	$1,326,000.00

Pursuant to the Retention Bonus Agreement, as a condition to the grant of the Retention Bonus, each Executive agrees to forfeit all performance stock units (“PSUs”) granted pursuant to an award agreement effective as of March 28, 2022 in the case of Messrs. Moore, Spexarth and Delahoussaye and Ms. Toups, and effective as of July 18, 2022 in the case of Mr. Ellis (each, a “PSU Award Agreement”). Upon execution of the Retention Bonus Agreement, all rights and obligations under a PSU Award Agreement will be forfeited and terminated and the PSUs granted thereunder will be canceled and be of no further force or effect.

Amendment to 2021 Management Incentive Plan

On December 15, 2023, in connection with, and in order to incorporate the changes related to, the Reclassification, the Board and the Compensation Committee amended the Company’s 2021 Management Incentive Plan to define the term “Common Stock” to mean the Class A Common Stock (and any stock or other securities into which such common stock may be converted or into which they may be exchanged).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 18, 2023, holders holding an aggregate of 12,798,178 shares of Class A Common Stock and Class B Common Stock (out of 20,150,725 total shares of Class A Common Stock and Class B Common Stock outstanding in the aggregate), consisting of holders of 12,695,349 shares of Class A Common Stock (out of 19,998,695 shares of Class A Common Stock outstanding) and holders of 102,829 shares of Class B Common Stock (out of 152,030 shares of Class B Common Stock outstanding), as of December 15, 2023, the record date established by the Board, acting by written consent together and as separate classes, approved the Restated Certificate.

Item 8.01 Other Events.

On December 15, 2023, the Board adopted a Second and Restated Bylaws (the “Bylaws”) which implemented certain ministerial changes and updates. The foregoing summary of the Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
3.1	Second Amended and Restated Certificate of Incorporation of Superior Energy Services, Inc.
3.2	Second Amended and Restated Bylaws of Superior Energy Services, Inc.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Superior Energy Services, Inc

Date:	December 20, 2023	By:	/s/ James W. Spexarth
James W. Spexarth Executive Vice President, Chief Financial Officer and Treasurer